                                                                    Exhibit 99.1

                                (LIGHTSPAN LOGO)

FOR IMMEDIATE RELEASE
            Michael A. Sicuro
Contact:    858.824.8370


                 LIGHTSPAN REPORTS RECORD NET OPERATING RESULTS
                       Near Break Even in Current Quarter
                    Raises Guidance for Second Time This Year

SAN DIEGO - AUGUST 20, 2003 - Lightspan, Inc. (NASDAQ: LSPN) (the Company), a leading provider of quality curriculum-based software and on-line products and services used in schools and homes, announced today that its net loss on an operating basis before interest, taxes, depreciation and amortization for the second quarter of fiscal 2004 was near break even at $0.2 million as compared to $5.4 million in the same period a year ago. The net loss per share for the second quarter of fiscal 2004 was $.05 as compared to $.17 per share in the same period a year ago, a 70 percent improvement. The analysts' consensus was a net loss per share of $.12 as reported by First Call. This marks the Company's best quarterly performance on a net operating basis since its initial public offering and exceeded analysts' expectations for the eleventh consecutive quarter. Lightspan continues to remain debt free.

Total revenues in the second quarter of fiscal 2004 increased 9 percent to $15.4 million from $14.1 million in the same period a year ago and were consistent with the Company's forecasted guidance and higher than analysts' expectations of $14.7 million. Top line results were fueled by strong performance by the Company's higher education division, Academic Systems, and a 32 percent increase in on-line subscription revenues. Deferred revenues increased during the quarter ended July 31, 2003 to $14.6 million from $11.2 million at April 30, 2003.

Chairman and Chief Executive Officer John T. Kernan stated: "Our operating results this quarter clearly demonstrate management's ability to achieve its profitability goals through revenue growth while controlling operating expenses. We achieved near break even results on an operating basis due to solid top line performance and a continued focus on managing operating expenses, which were 26 percent lower in the current quarter than the same period a year ago."

For the six months ended July 31, 2003, the net loss per share was $.21 as compared to $.43 in the same period a year ago, or a 51 percent improvement. Total revenues in the first six months of fiscal 2004 increased to $26.0 million from $24.4 million in the same period a year ago, or 7 percent.

More than 1,500 school districts use Lightspan's products and programs. The Company`s client base as of July 31, 2003 consisted of over 4,800 schools using its flagship software product, Lightspan Achieve Now. Schools are using approximately 5,000 subscriptions of the Company's on-line products: The Lightspan Network, the Lightspan Reading Center and Lightspan eduTest Assessment. Academic Systems had 338 client campuses using its products as of July 31, 2003.


--------------------------------------------------------------------------------
       10140 Campus Point Drive - San Diego, CA 92121 - 1-888-4-ALL KIDS
                   - FAX (858) 824-8001 - www.lightspan.com                    1

Effective February 1, 2002, the Company adopted the provisions of SFAS 142, "Goodwill and Other Intangible Assets," which eliminates the amortization of goodwill and requires an annual assessment for impairment based on a fair value test. As a result of the implementation of SFAS 142, the Company recorded a $3.0 million write-down on the carrying amount of goodwill associated with its higher education division in the first quarter of fiscal 2003 (three months ended April 30, 2002) as a cumulative effect of a change in accounting principle, increasing the Company's reported net loss per share from $.43 to $.49 in the six months ended July 31, 2002. This goodwill was originally recorded in 1999 during a period of inflated market valuations and had no impact on the Company's cash position.

The following statements are based on current estimates and expectations. These are forward-looking statements and actual results may be materially different.

Chief Financial Officer Michael A. Sicuro stated: "We expect revenues for the quarter ending October 31, 2003 to be higher than the same period a year ago, or $13.0 - $14.0 million, and our net loss per share to be $.08 - $.11. We are again improving our net loss per share estimates for fiscal 2004 to $.40 - $.45 from $.45 - $.50, and our revenue expectations to $52.0 - $55.0 million from $50.0 million due to our second quarter performance, top line expectations for the third quarter and a continued focus on controlling operating expenses. We expect to generate cash in the third quarter of fiscal 2004 of $2.0 - $4.0 million and should be at least cash neutral for the remainder of the current fiscal year."

Kernan concluded: "The trend in the selling environment appears to be rebounding as administrators are spending their federal dollars to prepare for the upcoming school year and in anticipation of the new federal distributions expected this fall. As predicted, this is having a positive impact on our top line and coupled with our tight grip on expenses, we expect to continue to achieve solid bottom line performance."

A conference call to discuss Lightspan's operating results for the quarter ended July 31, 2003 scheduled to begin at approximately 11:00 A.M. EDT on Thursday, August 21, 2003. The conference call can be accessed by domestic callers at 866.541.2081; international callers may dial 630.424.2081. Additionally, investors, analysts and the general public can listen to the call on the Company's website in the Investor Relations section at www.lightspan.com, which will include any additional material financial or statistical information discussed in the call and not included in this release (including any non-GAAP financial measures as defined by the SEC), if applicable. This release is also available on the Company's website in the Investor Relations section at www.lightspan.com.

ABOUT LIGHTSPAN, INC.

Lightspan(R), Inc. (NASDAQ: LSPN), provides curriculum-based educational software and on-line products and services that increase student achievement and enhance teacher professional development. These products are used in schools and homes and align to all key federal education reform initiatives, offering school districts a complete solution to assess, align, instruct and evaluate, as a comprehensive achievement and accountability system. More than 1,000 independent studies prove Lightspan products enhance student achievement, improve teacher effectiveness and help build stronger connections with families.


--------------------------------------------------------------------------------
       10140 Campus Point Drive - San Diego, CA 92121 - 1-888-4-ALL KIDS
                   - FAX (858) 824-8001 - www.lightspan.com                    2

Lightspan offers products in the following areas: early reading (The Lightspan Early Reading Program(TM) and the Lightspan Reading Center(TM)), K-8 interactive curriculum (Lightspan Achieve Now(TM)), K-12 on-line teacher resources and professional development (The Lightspan Network(R)), assessment (Lightspan eduTest Assessment(TM) and Lightspan Assessment Builder(TM)), and secondary and higher education (Interactive Mathematics, Interactive English, and academic.com).

For purposes of this release, operating expenses are defined as sales and marketing, technology and development, and general and administrative expenses, and specifically exclude stock-based compensation and amortization of intangibles. Net operating results are defined as net loss or net loss per share. Cash usage, generate cash or cash neutral is defined as the net change in cash and cash equivalents and short-term investments during a given period. The net loss on an operating basis before interest, taxes, depreciation and amortization of $.2 million is defined as the loss from operations of $2.5 million, less amortization of intangibles of $1.8 million, less depreciation of $.5 million (which is included in operating expenses as defined above). Net interest income and stock-based compensation expense is not considered material for this computation.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, including statements related to future financial performance, cash position, government funding, spending by schools, the ability of the Company to control operating costs and general business trends. Such statements are subject to a multitude of risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, the risk that revenue growth may not materialize; the risk that spending by schools will decline; the risk that the Company will not be able to control its operating expenses; the possibility that future cash usage will not follow historic patterns; changes in economic conditions in the Company's market areas; changes in policies by regulatory agencies and educational organizations; the volatility of the Company's expenses and operating results; future cash usage may not follow historical trends; market acceptance of the Company's curriculum -based software and on-line products; management of rapid growth; risks associated with expanding the Company's on-line business; changes in funding for public schools; technological advances and risks related thereto and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims any obligation, to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.


--------------------------------------------------------------------------------
       10140 Campus Point Drive - San Diego, CA 92121 - 1-888-4-ALL KIDS
                   - FAX (858) 824-8001 - www.lightspan.com                    3

                                 LIGHTSPAN, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                             JULY 31,   JANUARY 31,
                                                               2003        2003
                                                             --------     --------
ASSETS                                                            (UNAUDITED)

        Current assets:
          Cash and cash equivalents                          $ 12,601     $ 18,497
          Short-term investments                                   --        5,055
          Accounts receivable, net                             14,065        9,135
          Finished goods inventory                              2,113        1,829
          Other current assets                                  1,090        1,075
          Restricted cash                                         827          827
                                                             --------     --------
            Total current assets                               30,696       36,418

        Property and equipment, net                             3,001        4,060
        Goodwill, net                                          11,741       11,741
        Other intangible assets, net                            2,942        6,774
        Deposits and other assets                                 587          553
                                                             --------     --------
          Total assets                                       $ 48,967     $ 59,546
                                                             ========     ========

LIABILITIES AND STOCKHOLDERS' EQUITY

        Current liabilities:
          Accounts payable                                   $  2,193     $  3,836
          Accrued liabilities                                   8,876       10,278
          Deferred revenue                                     13,711       11,642
                                                             --------     --------
            Total current liabilities                          24,780       25,756

        Deferred revenue- long-term portion                       934          682
        Other liabilities                                          72          129
                                                             --------     --------
            Total liabilities                                  25,786       26,567

          Total stockholders' equity                           23,181       32,979
                                                             --------     --------
          Total liabilities and stockholders' equity         $ 48,967     $ 59,546
                                                             ========     ========

                                 LIGHTSPAN, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                  THREE MONTHS ENDED JULY 31,      SIX MONTHS ENDED JULY 31,
                                                     2003            2002            2003            2002
                                                  ----------      ----------      ----------      ----------
Revenues:
  Software licenses                               $    8,875      $    8,901      $   13,739      $   13,457
  On-line subscriptions                                2,957           2,245           5,822           4,816
  Professional services                                2,411           2,308           4,600           4,764
  Hardware and other                                   1,135             661           1,848           1,348
                                                  ----------      ----------      ----------      ----------
    Total revenues                                    15,378          14,115          26,009          24,385

Cost of revenues:
  Software licenses                                    1,333           1,588           2,334           2,445
  On-line subscriptions                                  483             380             937             954
  Professional services                                1,185           1,271           2,269           2,541
  Hardware and other                                     966             535           1,583           1,050
                                                  ----------      ----------      ----------      ----------
    Total cost of revenues                             3,967           3,774           7,123           6,990

Gross profit                                          11,411          10,341          18,886          17,395

Operating expenses:
  Sales and marketing                                  8,614          10,131          17,073          20,352
  Technology and development                           2,153           3,448           4,535           7,236
  General and administrative                           1,335           2,814           3,455           6,314
  Stock-based compensation                                 8              64              26             148
  Amortization of intangibles                          1,831           2,001           3,832           4,002
                                                  ----------      ----------      ----------      ----------
    Total operating expenses                          13,941          18,458          28,921          38,052

Loss from operations                                  (2,530)         (8,117)        (10,035)        (20,657)

Net interest income                                       31             133              62             267

Cumulative effect of a change in
     accounting principle                                 --              --              --          (3,000)
                                                  ----------      ----------      ----------      ----------
Net loss                                          $   (2,499)     $   (7,984)     $   (9,973)     $  (23,390)
                                                  ==========      ==========      ==========      ==========

Net loss per share:
   Basic and diluted                              $    (0.05)     $    (0.17)     $    (0.21)     $    (0.50)
                                                  ==========      ==========      ==========      ==========
   Weighted average shares- basic and diluted         47,514          47,157          47,594          47,099
                                                  ==========      ==========      ==========      ==========